Exhibit 4.3

UNATION, INC.

CRYPTOCURRENCY PAYMENT ADDENDUM

TO SUBSCRIPTION AGREEMENT

This Cryptocurrency Payment Addendum (this “Addendum”) is entered into by and between UNATION, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”), and forms part of, and is incorporated into, the Subscription Agreement.

1. Election to Pay in Cryptocurrency

The Investor hereby elects to fund their investment, in whole or in part, using cryptocurrency.

If the Company elects to accept cryptocurrency, acceptable forms may include:

●	Bitcoin (BTC)

●	USD Coin (USDC)

●	Tether (USDT)

The Company reserves the right to accept or reject any cryptocurrency payment in its sole discretion.

2. Valuation of Cryptocurrency

The value of any cryptocurrency payment shall be determined as follows:

●	The U.S. dollar value will be calculated at the time the transaction is received and confirmed by the Company

●	The Company may use a third-party pricing source or exchange rate to determine such value

The resulting U.S. dollar amount shall be deemed the Subscription Amount for all purposes under the Subscription Agreement and Offering Circular.

3. Conversion and Handling

The Company may, at its sole discretion:

●	Convert cryptocurrency into U.S. dollars immediately upon receipt; or

●	Hold such cryptocurrency for a period of time

The Investor acknowledges that:

●	The Company has no obligation to maintain cryptocurrency holdings

●	Conversion timing is at the Company’s discretion

4. Transaction Finality

All cryptocurrency transactions are:

●	Irreversible

●	Non-refundable, except at the sole discretion of the Company

The Investor is solely responsible for:

●	Ensuring correct wallet addresses

●	Completing transactions properly

The Company shall not be responsible for:

●	Lost or misdirected funds

●	Errors in transmission

5. Compliance with Laws (KYC/AML)

The Investor agrees to:

●	Provide all information reasonably requested by the Company

●	Comply with applicable Know Your Customer (KYC) and Anti-Money Laundering (AML) requirements

The Company reserves the right to:

●	Reject or return funds if compliance requirements are not satisfied

6. No Issuance of Cryptocurrency Securities

The Investor acknowledges that:

●	The Securities being purchased are not cryptocurrency or digital tokens

●	The use of cryptocurrency is solely a payment method

The Securities remain traditional securities issued by the Company and are Governed by the Subscription Agreement, Security Instrument, and Offering Circular.

No cryptocurrency or digital token represents ownership of the Securities.

7. Volatility Risk

The Investor acknowledges that:

●	Cryptocurrency values are highly volatile

●	The value of cryptocurrency may fluctuate significantly between:

●	Initiation of transfer

●	Confirmation of receipt

The Company shall not be responsible for any changes in value during this period.

8. Tax Considerations

The Investor acknowledges that:

●	Cryptocurrency transactions may have tax implications

●	The use of cryptocurrency may result in:

●	Capital gains or losses

●	Additional reporting obligations

The Investor agrees to consult their own tax advisors.

9. Recordkeeping

The Company intends to maintain records of:

●	Cryptocurrency received

●	U.S. dollar equivalent value

●	Timing of receipt and conversion

All such records will be maintained in accordance with applicable accounting standards.

10. Integration with Subscription Agreement

Except as modified by this Addendum:

●	All terms of the Subscription Agreement remain in full force and effect

In the event of a conflict:

●	This Addendum shall control with respect to cryptocurrency-related matters

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Investor Election

☐ I elect to fund my investment using cryptocurrency

Type of Cryptocurrency

☐ BTC

☐ USDC

☐ USDT

Amount: _________________________

Investor Signature

Signature: _______________________

Name: ___________________________

Date: ____________________________

Accepted by UNATION, INC.

By:
Name:	John J. Bartoletta
Title:	Authorized Officer

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